CONSENT OF INDEPENDENT AUDITORS




The Gabelli Global Telecommunications Fund,
The Gabelli Global Opportunity Fund,
The Gabelli Global Growth Fund,
        (formerly The Gabelli Global Interactive Couch Potato Fund) The Gabelli Global Convertible Securities Fund,
    Each a Series of Gabelli Global Series Fund, Inc.


We hereby consent to the use in the Post-Effective Amendment No. 11 to Registration Statement No. 33-66262 on Form N-1A of our Report of Independent Auditors dated February 11, 2000, accompanying the financial statements of The Gabelli Global Telecommunications Fund, The Gabelli Global Opportunity Fund, The Gabelli Global Growth Fund, (formerly The Gabelli Global Interactive Couch Potato Fund) and The Gabelli Global Convertible Securities Fund contained in the Registration Statement and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


GRANT THORNTON LLP


GRANT THORNTON LLP


New York, New York
March 3, 2000